Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of November 9, 2001 (this "Amendment"), is among CHESAPEAKE CORPORATION, CHESAPEAKE UK ACQUISITIONS II PLC, CHESAPEAKE UK ACQUISITIONS PLC, CHESAPEAKE U.K. HOLDINGS LIMITED, BOXMORE INTERNATIONAL PLC, FIELD GROUP PLC and CHESAPEAKE EUROPE, SAS (collectively, the "Borrowers"), the Lenders (as defined below) signatories hereto and FIRST UNION NATIONAL BANK, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

W I T N E S S E T H:

WHEREAS, the Borrowers, certain financial institutions and other Persons (such capitalized term and other capitalized terms used in these recitals to have the meanings set forth or defined by reference in Part I below) from time to time parties thereto (collectively, the "Lenders"), Bank of America, N.A., as the Syndication Agent, Wachovia Bank, N.A., as the Documentation Agent, and the Administrative Agent are parties to the Amended and Restated Credit Agreement, dated as of February 8, 2001 (as amended, supplemented, amended and restated or otherwise modified through the date hereof, the "Existing Credit Agreement");

WHEREAS, the Borrowers have requested that the Lenders amend the Existing Credit Agreement as set forth below; and

WHEREAS, the Required Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Existing Credit Agreement in certain respects (the Existing Credit Agreement, as so amended or otherwise modified by this Amendment, being referred to as the "Credit Agreement");

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

  DEFINITIONS

      Certain Definitions

      . The following terms (whether or not underscored) when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

      "Administrative Agent" is defined in the preamble.

      "Amendment" is defined in the preamble.

      "Borrowers" is defined in the preamble.

      "Credit Agreement" is defined in the third recital.

      "Existing Credit Agreement" is defined in the first recital.

      "First Amendment Effective Date" is defined in Subpart 3.1.

      "Lenders" is defined in the first recital.

      Other Definitions

  . Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

  AMENDMENTS

  Effective on (and subject to the occurrence of) the First Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part; except as so amended or otherwise modified by this Amendment, the Existing Credit Agreement and the Loan Documents shall continue in full force and effect in accordance with their terms.

      Amendment to Article I

      . Article I of the Existing Credit Agreement is hereby amended in accordance with Subparts 2.1.1 through 2.1.5.

        Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions therein in the appropriate alphabetical order:

        "First Amendment" means the First Amendment, dated as of November __, 2001, to this Agreement among the Borrowers, the Administrative Agent and the Lenders parties thereto.

        "First Amendment Effective Date" is defined in Subpart 3.1 of the First Amendment.

        "Issuance Date" means the date of issuance by the U.S. Borrower of Subordinated Debt in a principal amount equal to at least $100,000,000 on terms and conditions satisfactory to the Administrative Agent.

        "Readjustment Date" means the date after the Issuance Date on which the Administrative Agent receives a duly executed certificate from the Borrowers (a) certifying that the Senior Leverage Ratio as of the last day of the then most recently ended Fiscal Quarter was equal to or less than 3.0:1 and (b) requesting a reduction in the applicable Senior Leverage Ratio for all periods thereafter to 3.25:1.

        "Senior Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of

        (a) Total Debt (other than Subordinated Debt) outstanding on the last day of such Fiscal Quarter to

        (b) Adjusted EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

        Section 1.1 of the Existing Credit Agreement is hereby further amended by amending and restating the definition of "Applicable Margin" appearing therein to read in its entirety as follows:

        "Applicable Margin" means the applicable percentage set forth below corresponding to the relevant Leverage Ratio:

Leverage Ratio	Applicable Margin for LIBO Rate Loans	Applicable Margin for Base Rate Loans
Greater than or equal to 4.25:1	3.50%	2.50%
Greater than or equal to 4.0:1	2.75%	1.75%
Greater than or equal to 3.75:1	2.50%	1.50%
Greater than or equal to 3.5:1	2.125%	1.125%
Greater than or equal to 3.0:1	2.00%	1.00%
Less than 3.0:1	1.75%	.25%

        Notwithstanding anything to the contrary set forth in this Agreement, (a) if the Issuance Date does not occur on or prior to December 15, 2001, the Applicable Margin shall be 4.50% for all types of Loans and (b) from and after the Readjustment Date, the Applicable Margin shall be reduced by .25% from the amount otherwise applicable during such period. The Leverage Ratio used to compute the Applicable Margin shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Borrowers to the Administrative Agent. Changes in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective upon delivery by the Borrowers to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. If the Borrowers fail to deliver a Compliance Certificate within 50 days after the end of any Fiscal Quarter (or within 90 days, in the case of the last Fiscal Quarter of the Fiscal Year), the Applicable Margin from and including the 51st (or 91st, as the case may be) day after the end of such Fiscal Quarter to but not including the date the Borrowers deliver to the Administrative Agent a Compliance Certificate shall conclusively equal the highest Applicable Margin computed in accordance with the foregoing provisions of this definition.

        Section 1.1 of the Existing Credit Agreement is hereby further amended by deleting (a) the definition of "French Borrower" appearing therein in its entirety and (b) all other references to "French Borrower", "Chesapeake Europe, SAS" and any related provisions appearing therein or elsewhere in the Existing Credit Agreement, and the French Borrower is hereby released from all of its obligations under the Loan Documents.
        Section 1.1 of the Existing Credit Agreement is hereby further amended by amending the definition of "Net Worth" appearing therein by inserting the following immediately prior to the "." at the end thereof:

        "; provided, further, that such amount shall exclude any non-cash costs incurred by the Borrowers and their Subsidiaries as a direct result of their adoption of FASB 142"

        Section 1.1 of the Existing Credit Agreement is hereby further amended by amending the definition of "Permitted Acquisition" appearing therein from and after

      (a) the First Amendment Effective Date by

      (i) inserting the phrase "; provided, however, that no such written consent shall be required for such acquisitions made in compliance with the requirements of a Permitted Acquisition as set forth above and the other applicable provisions of this Agreement" immediately prior to the "." appearing at the end of clause (i) thereof; and

      (ii) inserting the phrase "to the extent reasonably practicable" immediately prior to the parenthesis in the second line of clause (d) thereof; and

      (b) the Readjustment Date by

      (i) inserting the phrase "; provided that, with respect to the Senior Leverage Ratio, the Borrower shall have demonstrated pro forma compliance with a Senior Leverage Ratio of 3.0:1 through the Stated Maturity Date" immediately prior to the ";" appearing at the end of clause (c) thereof; and

      (ii) amending and restating clause (g) thereof to read in its entirety as follows:

      (g) the U.S. Borrower or such Subsidiary shall use only Capital Securities of the U.S. Borrower or any Subsidiary of the U.S. Borrower as payment for such acquisition; provided, however, that the Borrowers and their respective Subsidiaries may also use cash up to an aggregate amount equal to the sum of

      (i) $50,000,000, plus

      (ii) 50% of the amount of the Net Disposition Proceeds realized from all Dispositions made (x) in accordance with Section 7.2.9 and (y) after the Issuance Date, so long as the Issuance Date is no later than December 15, 2001, through the Stated Maturity Date as payment for such acquisitons.

      Amendment to Article III. Article III of the Existing Credit Agreement is hereby amended in accordance with Subpart 2.2.1.
        Section 3.3.5 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

      SECTION 3.3.5. Amendment Fee. The Borrowers agree, jointly and severally, to pay on the Issuance Date (so long as such date occurs on or prior to December 15, 2001) to the Administrative Agent for the account of each Lender executing the First Amendment an amendment fee in an amount equal to .25% of the product of (a) such Lender's Percentage of the Revolving Loan Commitment Amount multiplied by (b) the Revolving Loan Commitment Amount.

      Amendment to Article VII

      . Article VII of the Existing Credit Agreement is hereby amended in accordance with Subparts 2.3.1 through 2.3.13.

        Subclause (ii) of clause (e) of Section 7.2.2 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

        (ii) is incurred by a Foreign Subsidiary (that is not an Obligor) and is owing to any Borrower or a Subsidiary Guarantor, shall not (when aggregated with the amount of Investments made by such Borrower and the Subsidiary Guarantors in Foreign Subsidiaries under clause (d)(i) of Section 7.2.5) exceed $50,000,000;

        Clause (a) of Section 7.2.4 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

        (a) The Borrowers will not permit the Leverage Ratio as of the last day of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:

Period	Leverage Ratio
10/01/01 through (and including) 12/31/01	4.10:1
01/01/02 through (and including) 12/31/02	3.50:1
01/01/03 and thereafter	3.25:1

        provided, however, that if the Issuance Date occurs on or prior to December 15, 2001, the Borrowers will not permit the Leverage Ratio as of the last day of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:

Period	Leverage Ratio
10/01/01 through (and including) 09/30/02	4.50:1
10/01/02 and thereafter	4.25:1

        Clause (b) of Section 7.2.4 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

        (b) The Borrowers will not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period:

Period	Interest Coverage Ratio
10/01/01 and thereafter	2.75:1

        provided, however, if the Issuance Date occurs on or prior to December 15, 2001, the Borrowers will not permit the Interest Coverage Ratio on the last day of any Fiscal Quarter set forth above to be less than 2.50:1.

        Clause (c) of Section 7.2.4 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

        (c) The U.S. Borrower will not permit its Net Worth during any period set forth below to be less than the amount set forth opposite such period:

Period	Net Worth
10/01/01 through (and including) 12/31/01	$450,000,000
01/01/02 and thereafter	$450,000,000 plus 50% of Net Income since 01/01/02 without deduction for losses.

        Clause (d) of Section 7.2.4 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

        (d) The Borrowers will not permit Adjusted EBITDA as of the last day of any Fiscal Quarter occurring during any period set forth below to be less than the amount set forth opposite such period:

Period	Minimum Adjusted EBITDA Amount
10/01/01 through (and including) 12/31/01	$120,000,000
01/01/02 through (and including) 12/31/02	$130,000,000
01/01/03 through (and including) 12/31/03	$132,500,000
01/01/04 through (and including) 12/31/04	$138,500,000
01/01/05 through (and including) 06/30/05	$145,000,000;

        provided, however, if the Issuance Date occurs on or prior to December 15, 2001, clause (d) of such Section 7.2.4 will be deleted in its entirety and each successive clause redesignated appropriately.

        Clause (e) of Section 7.2.4 of the Existing Credit Agreement is hereby amended by deleting the words "up to 50% of such excess amount" appearing in the "proviso" thereto and inserting "the full amount of such excess" in replacement therefor.
        Section 7.2.4 of the Existing Credit Agreement is hereby further amended by inserting the following immediately after clause (e) therein:

        (f) The Borrowers will not permit the Senior Leverage Ratio as of the last day of any Fiscal Quarter ending after the Issuance Date to be greater than 3.50:1; provided, however, from and after the Readjustment Date, so long as no Default has occurred and is continuing, the applicable Senior Leverage Ratio shall be reduced for purposes of this covenant for all periods thereafter to 3.25:1.

        Clause (h) of Section 7.2.5 of the Existing Credit Agreement is hereby amended by (a) deleting the word "and" appearing at the end of the third line thereof and inserting a "," in replacement therefor, (b) deleting the reference to "Section 7.1.8" appearing in the fourth line thereof and inserting "Section 7.1.10" in replacement therefor and (c) inserting the phrase "and (iv) such Investment, if made prior to the Readjustment Date, shall be made using only Capital Securities of the Borrowers or their respective Subsidiaries" immediately prior to the ";" in the fourth line thereof.
        Section 7.2.5 of the Existing Credit Agreement is hereby amended by (a) deleting the word "and" appearing at the end of clause (h) therein, (b) inserting the word "and" immediately following the ";" appearing in the third line of clause (i) therein and (c) inserting the following immediately after the clause (i) therein:

        (j) Investments consisting of guarantees of any Subordinated Debt on terms and conditions satisfactory to the Administrative Agent;

        and redesignating each clause thereafter as appropriate.

        Section 7.2.6 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

        SECTION 7.2.6. Restricted Payments, etc. The Borrowers will not, and will not permit any of their respective Subsidiaries to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment (other than Restricted Payments made by Subsidiaries to the Borrowers or wholly owned Subsidiaries), except that, so long as no Default has occurred and is continuing or would result therefrom, the Borrowers or their respective Subsidiaries, as the case may be, may (a) pay dividends on Capital Securities of the U.S. Borrower if (i) such payments are made from and after the Issuance Date (so long as the Issuance Date occurs on or prior to December 15, 2001), (ii) such payments are made reasonably in accordance with past practices and (iii) no Default has occurred and is continuing or would result therefrom and (b) repurchase up to an aggregate of 200,000 shares per annum of the U.S. Borrower to offset share issuances as part of any employee benefit program. Notwithstanding anything to the contrary contained herein, the Borrowers and their respective Subsidiaries may pay dividends on Capital Securities of the U.S. Borrower in an aggregate amount equal to the dividends duly and publicly declared by the U.S. Borrower on August 14, 2001 and payable on November 15, 2001.

        Clause (b) of Section 7.2.9 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

        (b) a Disposition of assets or a series of related Dispositions of assets made on or after the First Amendment Effective Date for fair value in cash as to which the aggregate sale price does not exceed $25,000,000 for all such Dispositions until all Obligations have been paid in full and all Commitments Terminated; provided that any cash amounts received as payment of the notes payable to the Borrowers or any of their respective Subsidiaries in connection with the Dispositions of the capital stock or assets of Chesapeake Display and Packaging Company, Chesapeake Display and Packaging (Canada) Limited, Consumer Promotions International, Inc., CPI UK Holdings Limited and/or Chesapeake Europe SAS shall not be included in such $25,000,000 amount;

        Section 7.2.13 of the Existing Credit Agreement is hereby amended by (a) inserting "(A)" at the beginning of the second to last line therein and (b) inserting the phrase "and (B) any Sub Debt Document evidencing the Subordinated Debt issued on the Issuance Date" immediately prior to the "." at the end thereof.
        Clause (a) of Section 7.2.16 of the Existing Credit Agreement is hereby amended by deleting the phrase "on the date hereof" in the third line thereof.
      The Borrowers may, by written notice to the Administrative Agent, request that other Persons be added as co-borrowers under the Credit Agreement, any such addition to be made on terms and conditions and pursuant to documentation satisfactory to the Administrative Agent.

  CONDITIONS TO EFFECTIVENESS

      Effectiveness

      . This Amendment and the amendments contained herein shall become effective on the date (the "First Amendment Effective Date") when each of the conditions set forth in this Part shall have been fulfilled to the satisfaction of the Administrative Agent.

        Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of each Borrower, the Administrative Agent and the Required Lenders.
        Extension of Fortis Demand Note. The Borrowers shall have executed any documents and agreements and taken all further action required under applicable law to extend the expiration or renewal date of the Fortis Demand Note to a date no earlier than March 31, 2002, on terms and conditions no more restrictive on the Borrowers and their Subsidiaries than those in the existing Fortis Demand Note (except for any Lien granted to the lenders thereunder concurrently with such extension and permitted by clause (k) of Section 7.2.3 of the Existing Credit Agreement), as certified by the U.S. Borrower to the Administrative Agent.
        Affirmation and Consent. The Administrative Agent shall have received, with counterparts for each Lender, an Affirmation and Consent to this Amendment substantially in the form of Exhibit A hereto, duly executed and delivered by each of the Obligors other than the Borrowers.
        Working Fee; Expenses. The Administrative Agent shall have received, (a) for the account of each Lender approving this Amendment, a working fee in an amount equal to .125% of the product of (i) such Lender's Percentage of the Revolving Loan Commitment Amount multiplied by (ii) the Revolving Loan Commitment Amount and (b) all expenses payable under Section 10.3 of the Credit Agreement, to the extent then invoiced.
        Legal Details, etc. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Administrative Agent and its counsel. The Administrative Agent and its counsel shall have received all information and such counterpart originals or such certified or other copies or such materials as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendment shall be satisfactory to the Administrative Agent and its counsel.

  MISCELLANEOUS; REPRESENTATIONS AND COVENANT

      Continuing Effectiveness, etc

      . As amended hereby, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the First Amendment Effective Date, all references in the Credit Agreement and each other Loan Document to the "Credit Agreement" shall refer to the Existing Credit Agreement, after giving effect to this Amendment, and this Amendment shall be a Loan Document for all purposes. The Borrowers hereby confirm their obligations under Section 10.3 of the Credit Agreement to pay all fees and expenses of the Administrative Agent in connection with this Amendment.

      Resolution

      . The Borrowers hereby agree that within 60 days after the First Amendment Effective Date, the Administrative Agent shall have received resolutions of the Board of Directors of the Borrowers duly ratifying the execution, delivery and performance of this Amendment, duly certified by an Authorized Officer as being in full force and effect without amendment or modification, all in form and substance reasonably satisfactory to the Administrative Agent.

      Counterparts

      . This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

      Governing Law

      . THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

      Successors and Assigns

      . This Amendment shall be binding upon the Borrowers, the Lenders and the Agents and their respective successors and assigns, and shall inure to their successors and assigns.

      Representations and Warranties

. In order to induce the Lenders to execute and deliver this Amendment, the Borrowers represent and warrant to the Agents, the Lenders and the Issuers that, after giving effect to the terms of this Amendment, the following statements are true and correct: (a) the representations and warranties set forth in Article VI of the Existing Credit Agreement and in the other Loan Documents are true and correct on the Amendment Effective Date as if made on the Amendment Effective Date (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date); and (b) no Default has occurred and been continuing.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective authorized officers as of the day and year first above written.

CHESAPEAKE CORPORATION

By: /s/ L. Matherne

L. Matherne

Title: Treasurer

CHESAPEAKE UK ACQUISITION II PLC

By: /s/ J. P. Causey Jr.

J. P. Causey Jr.
Title: Director

CHESAPEAKE UK ACQUISITION PLC

By: /s/ J. P. Causey Jr.

J. P. Causey Jr.
Title: Director

CHESAPEAKE U.K. HOLDINGS LIMITED

By: /s/ J. P. Causey Jr.

J. P. Causey Jr.
Title: Director

BOXMORE INTERNATIONAL PLC

By: /s/ J. P. Causey Jr.

J. P. Causey Jr.
Title: Director

FIELD GROUP PLC

By: /s/ J. P. Causey Jr.

J. P. Causey Jr.
Title: Director

CHESAPEAKE EUROPE, SAS

By: /s/ J. P. Causey Jr.

J. P. Causey Jr.
Title: Director

LENDERS:

FIRST UNION NATIONAL BANK, as Administrative Agent and as a Lender

By: /s/ Kent Davis

Kent Davis

Title: Managing Director

BANK OF AMERICA, N.A.

By:

Title:

BANK OF TOKYO-MITSUBISHI TRUST COMPANY

By:

Title:

CRÉDIT INDUSTRIEL ET COMMERCIAL

By:

Title:

By:

Title:

THE DAI-ICHI KANGYO BANK, LTD.

By:

Title:

DRESDNER BANK AG, NEW YORK & GRAND CAYMAN BRANCHES

By:

Title:

By:

Title:

KBC BANK N.V.

By:

Title:

By:

Title:

NORTHERN BANK LIMITED

By:

Title:

By:

Title:

THE BANK OF NEW YORK

By:

Title:

THE BANK OF NOVA SCOTIA

By:

Title:

THE INDUSTRIAL BANK OF JAPAN TRUST COMPANY

By:

Title:

THE SUMITOMO BANK, LIMITED

By:

Title:

SUNTRUST BANK

By:

Title:

WACHOVIA BANK, N.A.

By:

Title:

EXHIBIT A

AFFIRMATION AND CONSENT

November 9, 2001

The Lenders (as defined below) and

First Union National Bank,

as Administrative Agent

One First Union Center

301 South College Street

Charlotte, NC 28288

CHESAPEAKE CORPORATION/CHESAPEAKE UK ACQUISITIONS II PLC/CHESAPEAKE UK ACQUISITIONS PLC/CHESAPEAKE U.K. HOLDINGS LIMITED/BOXMORE INTERNATIONAL PLC/CHESAPEAKE EUROPE, SAS/FIELD GROUP PLC

Gentlemen and Ladies:

Reference is made to the First Amendment (the "Amendment"), dated as of November 9, 2001, to the Amended and Restated Credit Agreement, dated as of February 8, 2001 (the "Existing Credit Agreement"; the Existing Credit Agreement, as amended, supplemented, amended and restated or otherwise modified by the Amendment, the "Credit Agreement"), among Chesapeake Corporation, a Virginia corporation (the "U.S. Borrower"), Chesapeake UK Acquisitions II plc, a public limited company incorporated under the laws of England and Wales ("U.K. Acquisitions II"), Chesapeake UK Acquisitions plc, a public limited company incorporated under the laws of England and Wales ("U.K. Acquisitions"), Chesapeake UK Holdings Limited, a limited liability company incorporated under the laws of England and Wales ("U.K. Holdings"), Boxmore International plc, a public limited company incorporated under the laws of Northern Ireland ("Boxmore"), Chesapeake Europe, SAS, a Société par Actions Simplifiée company organized under the laws of France (the "French Borrower"), Field Group plc, a public limited company incorporated under the laws of England and Wales ("Field"; each of U.K. Acquisitions, U.K. Acquisitions II, U.K. Holdings, Boxmore and Field is sometimes referred to herein as a "U.K. Borrower" and collectively sometimes referred to herein as the "U.K. Borrowers", and together with the U.S. Borrower and the French Borrower, each sometimes referred to herein as a "Borrower" and collectively sometimes referred to herein as the "Borrowers"), the various financial institutions and other Persons from time to time parties hereto (the "Lenders"), Bank of America, N.A., as syndication agent (in such capacity, the "Syndication Agent"), Wachovia Bank, N.A., as documentation agent (in such capacity, the "Documentation Agent") and First Union National Bank ("First Union"), as administrative agent (in such capacity, the "Administrative Agent") for the Lenders. This Affirmation and Consent is delivered to the Administrative Agent and the Lenders pursuant to Section 3.1.3 of the Amendment. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

By its signature below, the undersigned Obligors hereby acknowledges and consents to the amendment of the Existing Credit Agreement and the terms and provisions thereof as set forth in the Amendment. The undersigned Obligor hereby reaffirms the covenants and agreements contained in each Loan Document to which it is a party, including as such covenants and agreements may be modified by the Amendment, this Affirmation and Consent and the transactions contemplated thereby. The undersigned Obligor hereby further certifies that, as of the date hereof (both before and after giving effect to the effectiveness of the Amendment), the representations and warranties contained in the Loan Documents to which the undersigned is a party are true and correct with the same effect as if made on the date hereof, except to the extent such representations or warranties expressly relate to a date prior to the date hereof (in which case such representations and warranties were true and correct as of such earlier date). The undersigned Obligor further confirms that each Loan Document to which it is a party is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects, except that upon the effectiveness of the Amendment, all references in such Loan Documents to the "Credit Agreement" shall mean the Credit Agreement as in effect and as modified by the Amendment.

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IN WITNESS WHEREOF, the undersigned has caused this Affirmation and Consent to be executed and delivered by its officer hereunto duly authorized as of the date first above written.

[OBLIGOR]

By

Title: